UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 17, 2016, SolarCity Corporation (“SolarCity” or the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Company’s previously announced acquisition by Tesla Motors, Inc. (“Tesla”).

As of September 23, 2016, the record date for the Special Meeting, there were 100,730,294 shares of SolarCity common stock, par value $0.0001 per share (“SolarCity Common Stock”) outstanding and entitled to vote at the Special Meeting, each entitled to one vote per share.  At the Special Meeting, a total of 65,995,649 shares of SolarCity Common Stock, representing 65.5% of SolarCity Common Stock outstanding, were present in person or represented by proxy, constituting a quorum to conduct business.

All of the Company’s proposals were approved by the requisite vote of the Company’s stockholders. The final voting results for the proposals are set forth below.  For more information on each of these proposals, see the Company’s definitive proxy statement for the Special Meeting, filed with the SEC on October 12, 2016.

1.

The proposal to adopt the Agreement and Plan of Merger, dated as of July 31, 2016 (the “Merger Agreement”), among SolarCity, Tesla and D Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Tesla (“Merger Sub”), pursuant to which Merger Sub will merge with and into SolarCity (the “Merger”), with SolarCity surviving the Merger as a wholly owned subsidiary of Tesla, and to approve the transactions contemplated by the Merger Agreement, including the Merger, pursuant to which Merger Sub will be merged with and into SolarCity and each outstanding share of SolarCity Common Stock will be converted into the right to receive 0.110 shares of common stock of Tesla, with cash paid in lieu of fractional shares (the “SolarCity Merger Proposal”):

	For	Against	Abstain	Broker Non-Votes
Total Votes	65,095,284	612,169	288,196	0

Based on the foregoing votes, the SolarCity Merger Proposal was approved by the affirmative vote of holders of a majority of the outstanding shares of SolarCity Common Stock entitled to vote in person or by proxy at the Special Meeting pursuant to Delaware law.

Pursuant to the Merger Agreement, the consummation of the Merger is also subject to a condition that the SolarCity Merger Proposal be approved the affirmative vote of holders of a majority of the shares of SolarCity Common Stock that are cast on such proposal in person or by proxy at the SolarCity Special Meeting which are not owned, directly or indirectly, by Mr. Elon Musk and the other directors and named executive officers of Tesla and SolarCity, and certain of their affiliates, other than Nancy E. Pfund and Donald R. Kendall, Jr. (the “Excluded SolarCity Parties”).  The shares held by the Excluded SolarCity Parties represented a total of 31,534,626 shares of SolarCity Common Stock at the Special Meeting.  Excluding the shares held by the Excluded SolarCity Parties, the votes cast on the SolarCity Merger Proposal at the Special Meeting are as follows:

	For	Against	Abstain	Broker Non-Votes
Total Votes	33,794,037	612,169	54,817	0

2.

The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the SolarCity Merger Proposal (the “SolarCity Adjournment Proposal”):

	For	Against	Abstain	Broker Non-Votes
Total Votes	64,047,036	1,552,447	396,166	0

Pursuant to SolarCity’s Amended and Restated Bylaws (as amended to date, the “Bylaws”), approval of the SolarCity Adjournment Proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.  Although the SolarCity Adjournment Proposal was approved, adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the SolarCity Merger Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/ Lyndon Rive
Lyndon Rive
Date: November 18, 2016		Chief Executive Officer